Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-200413, 333-203032, 333-210058, 333-216432, 333-232428, 333-237380 and 333-255173 on Form S-8 and Registration Statement Nos. 333-251305 and 333-254890 on Form S-3 of our report dated March 24, 2022, relating to the consolidated financial statements of Eledon Pharmaceuticals, Inc., appearing in this Annual Report on Form 10-K of Eledon Pharmaceuticals, Inc. for the year ended December 31, 2021.

/s/ KMJ Corbin & Company LLP

Irvine, California

March 24, 2022